UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2014

HORIZON LINES, INC.

(Exact name of registrant as specified in its Charter)

Delaware	001-32627	74-3123672
(State or Other Jurisdiction of Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4064 Colony Road, Suite 200

Charlotte, North Carolina 28211

(Address of Principal Executive Offices, including Zip Code)

(704) 973-7000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 5, 2014, Horizon Lines, LLC, a subsidiary of Horizon Lines, Inc. (together, the “Company”) entered into a settlement agreement, described below, which will resolve the pending inquiries of the United States Department of Justice on behalf of the United States Postal Service, the United States Department of Agriculture and the United States Department of Defense (collectively, the “United States”). The settlement agreement relates to a federal qui tam complaint filed by the relator, William B. Stallings, in the United States District Court for the Middle District of Florida, pursuant to the qui tam provisions of the False Claims Act. The claims underlying the qui tam civil complaint were alleged price fixing of certain ocean transportation contracts between the continental United States and Puerto Rico during the period from April 2002 through April 2008 that involved the United States as a customer. This qui tam action was unsealed on March 6, 2014.

The settlement agreement provides that the Company will pay to the United States the total sum of $1,508,750 in six different installments over a period of 455 days from the date of the settlement agreement. The Company is also required to pay the relator $75,000 for his attorney’s fees and costs. The settlement agreement further provides that if the Company’s financial statements contain certain material misstatements or omissions, the United States may be able to collect additional amounts from the Company depending upon the nature of the misstatement. Moreover, if the Company is subject to certain proceedings relating to bankruptcy, insolvency or reorganization prior to 91 days after the last payment made, or required to be made, under the settlement agreement and the payment obligations under the settlement agreement are avoided, the United States may rescind the releases granted to the Company and may assert a claim for $10,500,000 against the Company in such proceedings.

In exchange for the payment of the settlement amounts, the United States and the relator agree to release the Company from certain claims, including from any civil or administrative monetary claim under the False Claims Act and certain other legal theories for certain conduct that was at issue in the inquiries and in the qui tam complaint. The settlement agreement is not an admission of liability or wrongdoing by the Company, nor a concession by the United States or the civil qui tam relator that their claims are not well founded.

The foregoing description of the settlement agreement does not purport to be complete and is qualified in its entirety by the agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Settlement Agreement, dated March 5, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON LINES, INC.
(Registrant)

Date: March 7, 2014	By:	/s/ Michael T. Avara
Michael T. Avara
Executive Vice President and Chief Financial Officer

Exhibit Index

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Settlement Agreement, dated March 5, 2014